Exhibit 20

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                             REIMBURSEMENT AGREEMENT
                                  by and among

                         MEMC ELECTRONIC MATERIALS, INC.
                                  as Borrower,

                             TPG PARTNERS III, L.P.,
                   TCW/CRESCENT MEZZANINE PARTNERS III, L.P.,
                        TCW/CRESCENT MEZZANINE TRUST III,
                        GREEN EQUITY INVESTORS III, L.P.
                    and GREEN EQUITY INVESTORS SIDE III, L.P.
                               as Fund Guarantors

                                       and

                               CITICORP USA, INC.
                               as Collateral Agent

                          dated as of December 21, 2001


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

                                TABLE OF CONTENTS

                                                                     Page


                                    ARTICLE I

                                   DEFINITIONS

  Section 1.01.  Definitions...........................................1
  Section 1.02.  General Interpretive Principles.......................7

                            ARTICLE II

                           REIMBURSEMENT

  Section 2.01.  Obligation to Reimburse...............................8
  Section 2.02.  Interest..............................................8
  Section 2.03.  Computations..........................................8
  Section 2.04.  Payments Due and Currency.............................8
  Section 2.05.  Bankruptcy and Similar Procedures
                 of Borrower...........................................9
  Section 2.06.  Obligations Absolute..................................9
  Section 2.07.  Waiver by Borrower....................................9
  Section 2.08.  Taxes.................................................9

                            ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

  Section 3.01.  Authority; Enforceability............................10
  Section 3.02.  Governmental Approvals; No Conflicts.................11
  Section 3.03.  Proceedings..........................................11
  Section 3.04.  Default..............................................11
  Section 3.05.  Subsidiaries.........................................11
  Section 3.06.  Properties...........................................11
  Section 3.07.  Consolidated Backlog; Principal Customers............12

                            ARTICLE IV

                            CONDITIONS

  Section 4.01.  Effective Date.......................................12

                             ARTICLE V

                             COVENANTS

  Section 5.01.  Maintenance of Corporate Existence...................13
  Section 5.02.  Compliance with Laws.................................14
  Section 5.03.  Books and Records; Inspection and Audit Rights.......14
  Section 5.04.  Maintenance of Security Interest.....................14
  Section 5.05.  Notice of Default....................................14
  Section 5.06.  Information Regarding Collateral.....................14
  Section 5.07.  Maintenance of Properties............................15
  Section 5.08.  Insurance............................................15
  Section 5.09.  Casualty and Condemnation............................15
  Section 5.10.  Additional Subsidiaries..............................15
  Section 5.11.  Further Assurances; Transfer of Joint
                 Venture Stock........................................15

                            ARTICLE VI

                         EVENTS OF DEFAULT

  Section 6.01.  Events of Default....................................16
  Section 6.02.  Consequences of Default..............................18
  Section 6.03.  Right of Setoff and Disposition by the
                 Fund Guarantors......................................18

                            ARTICLE VII

                         COLLATERAL AGENT

                           ARTICLE VIII

                           MISCELLANEOUS

  Section 8.01.  Acknowledgment of Security Interest..................21
  Section 8.02.  Termination..........................................22
  Section 8.03.  Notices..............................................22
  Section 8.04.  Counterparts.........................................23
  Section 8.05.  Entire Agreement.....................................23
  Section 8.06.  GOVERNING LAW; JURISDICTION;
                 CONSENT TO SERVICE OF PROCESS........................24
  Section 8.07.  Severability.........................................24
  Section 8.08.  No Third Party Rights; Assignment....................24
  Section 8.09.  Waivers and Amendments...............................25
  Section 8.10.  Rights Not Exclusive.................................25
  Section 8.11.  Expenses; Indemnity; Damage Waiver...................25
  Section 8.12.  Confidentiality......................................26

                                TABLE OF CONTENTS

ANNEXES:

Annex 1          --    Accounts

SCHEDULES:

Schedule I             Fund Guarantor Percentages
Schedule 1.01    --    Mortgaged Properties
Schedule 3.02    --    Conflicts
Schedule 3.05    --    Subsidiaries
Schedule 3.06    --    Real Property

EXHIBITS:

Exhibit A        --    Guarantee Agreement
Exhibit B        --    Indemnity, Subrogation and Contribution Agreement
Exhibit C        --    Pledge Agreement
Exhibit D        --    Security Agreement
Exhibit E-1      --    Form of Opinion of Borrower's Counsel
Exhibit E-2      --    Form of Opinion of Local Counsel

                             REIMBURSEMENT AGREEMENT

          REIMBURSEMENT AGREEMENT (the "Agreement"), dated as of December 21, 2001, by and among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), TPG PARTNERS III, L.P. (together with its successors and assigns, the "TPG Guarantor"), TCW/CRESCENT MEZZANINE PARTNERS III, L.P. (together with its successors and assigns, "TCW"), TCW/CRESCENT MEZZANINE TRUST III (together with its successors and assigns, "TCW Trust" and together with TCW, the "TCW Guarantors"), GREEN EQUITY INVESTORS SIDE III, L.P. (together with its successors and assigns, "GEI Side") and GREEN EQUITY INVESTORS III, L.P. (together with its successors and assigns, "GEI" and together with GEI Side, the "GEI Guarantors") (collectively, the "Fund Guarantors"), and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent").

          WHEREAS, the Borrower, contemporaneously herewith, is entering into a Revolving Credit Agreement, dated as of December 21, 2001 with the lenders party thereto (the "Lenders") and Citicorp USA, Inc. as administrative agent (in such capacity, the "Administrative Agent") (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Revolving Credit Agreement"), pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

          WHEREAS, contemporaneously herewith, the TPG Guarantor is entering into a Guaranty (the "TPG Guaranty"), the TCW Guarantors are entering into a Guaranty (the "TCW Guaranty") and the GEI Guarantors are entering into a Guaranty (the "GEI Guaranty" and together with the TPG Guaranty and the TCW Guaranty, the "Guaranty") each dated as of December 21, 2001 with Citicorp USA, Inc., as Administrative Agent, pursuant to which the Fund Guarantors will guarantee the obligations of the Borrower under the Revolving Credit Agreement;

          WHEREAS, the Borrower has agreed to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty; and

          WHEREAS, the Security Documents (as hereinafter defined) shall have been executed and delivered and shall secure the obligations of the Borrower under this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the Fund Guarantors, the Borrower and the Collateral Agent hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Revolving Credit Agreement. The following terms, as used in this Agreement, shall have the following meanings:

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

          "Agreement" has the meaning set forth in the preamble hereof.

          "Borrower" has the meaning set forth in the preamble hereof.

          "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

          "Collateral Agent" has the meaning set forth in the preamble hereof.

          "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Collateral Agent shall have received from each Reimbursement Party either (i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of such Reimbursement Party or (ii) in the case of any Person that becomes a Reimbursement Party after the Effective Date, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Reimbursement Party;

          (b) all outstanding Equity Interests of the Borrower and each Subsidiary owned directly by or directly on behalf of any Reimbursement Party, shall have been pledged pursuant to the Pledge Agreement (except that the Reimbursement Parties shall not be required to pledge (i) more than 65% of the outstanding voting stock of any Foreign Subsidiary, (ii) the Equity Interests in MEMC Southwest Inc., or (iii) the Joint Venture Stock) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Reimbursement Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto), and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property providing that the Reimbursement Obligations shall be secured by a Lien on such Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property, described therein, free of any other Liens except as expressly permitted by Section 6.02 of the Revolving Credit Agreement, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Fund Guarantors may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Collateral Agent or the Fund Guarantors may reasonably request with respect to any such Mortgage or Mortgaged Property, as the case may be; and

          (f) each Reimbursement Party shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

          "Contracts" means any and all agreements, commitments or other binding undertakings (whether written or oral).

          "Default" means any condition, event or act which constitutes an Event of Default or which, with the giving of notice or the lapse of time or both, would, unless cured or waived, become an Event of Default.

          "Dollars" or "U.S.$" means the lawful currency of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 8.09).

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

          "Event of Default" has the meaning set forth in Section 6.01 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "Fund Guarantor Percentages" means the TPG Percentage, the TCW Percentage and the Green Percentage.

          "Fund Guarantors" has the meaning set forth in the preamble hereof.

          "GEI" has the meaning set forth in the preamble hereof.

          "GEI Guarantors" has the meaning set forth in the preamble hereof.

          "GEI Guaranty" has the meaning set forth in the recitals hereof.

          "GEI Side" has the meaning set forth in the preamble hereof.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Green Percentage" means the percentage assigned to such term on
Schedule I hereto, as such schedule may be amended from time to time.

          "Guarantee Agreement" means the Amended and Restated Guarantee Agreement, attached hereto as Exhibit A, among the Subsidiary Reimbursement Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Guarantee Amounts" has the meaning set forth in Section 2.01 hereof.

          "Guaranty" has the meaning set forth in the recitals hereof.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term "Indebtedness" shall not include (a) obligations under Hedging Agreements or (b) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock.

          "Indemnity, Subrogation and Contribution Agreement" means the Amended and Restated Indemnity, Subrogation and Contribution Agreement, attached hereto as Exhibit B, among the Borrower, the Subsidiary Reimbursement Parties and the Collateral Agent.

          "Indenture Obligations" has the meaning assigned to such term in the Indenture Documentation.

          "Intercreditor Agreement" means the Intercreditor Agreement, dated as of December 21, 2001, by and among the Fund Guarantors, the Administrative Agent and the Collateral Agent, as amended from time to time.

          "Law" means any law, treaty, statute, ordinance, code, rule or regulation of a Governmental Authority or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, properties, financial condition, contingent liabilities or prospects of the Reimbursement Parties taken as a whole, (b) the ability of the Reimbursement Parties to perform their obligations under the Related Agreements or (c) any rights of or benefits available to the Fund Guarantors under the Related Agreements.

          "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Reimbursement Obligation. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

          "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Reimbursement Party and identified on
Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.10 or 5.11.

          "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Borrower and the Collateral Agent.

          "Permits" means all permits, authorizations, approvals, registrations or licenses granted by or obtained from any Governmental Authority.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Pledge Agreement" means the Amended and Restated Pledge Agreement, attached hereto as Exhibit C, among the Reimbursement Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Proceedings" means any actions, claims, suits, arbitrations, proceedings, or investigations.

          "Reimbursement Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Documents.

          "Reimbursement Obligations" has the meaning assigned to such term in the Security Agreement.

          "Reimbursement Parties" means the Borrower and the Subsidiary Reimbursement Parties.

          "Reimbursement Transaction" means the execution, delivery and performance by each Reimbursement Party of the Reimbursement Documents to which it is to be a party.

          "Related Agreements" means the Guaranty, the Revolving Credit Loan Documentation, the Reimbursement Documents and any other agreement or instrument relating thereto.

          "Revolving Credit Agreement" has the meaning set forth in the recitals hereof.

          "Revolving Credit Loan Documentation" means, collectively, (i) the Revolving Credit Agreement, together with any amendment or restatement thereof or any supplement thereto, (ii) the guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement attached as exhibits to such Revolving Credit Agreement and (iii) any other security documents or other ancillary documents executed in connection therewith.

          "Secured Parties" has the meaning assigned to such term in the Security Agreement.

          "Security Agreement" means the Amended and Restated Security Agreement, attached hereto as Exhibit D, among the Borrower, the Subsidiary Reimbursement Parties and the Collateral Agent for the benefit of the Secured Parties.

          "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.10 or 5.11 to secure any of the Reimbursement Obligations.

          "Subsidiary" means any subsidiary of the Borrower.

          "Subsidiary Reimbursement Party" means any Subsidiary that is not a Foreign Subsidiary or a Receivable Subsidiary.

          "TCW" has the meaning set forth in the preamble hereof.

          "TCW Guarantors" has the meaning set forth in the preamble hereof.

          "TCW Guaranty" has the meaning set forth in the recitals hereof.

          "TCW Trust" has the meaning set forth in the preamble hereof.

          "TCW Percentage" means the percentage assigned to such term on
Schedule I hereto, as such schedule may be amended from time to time.

          "TPG Guarantor" has the meaning set forth in the preamble hereof.

          "TPG Guaranty" has the meaning set forth in the recitals hereof.

          "TPG Percentage" means the percentage assigned to such term on
Schedule I hereto, as such schedule may be amended from time to time.

          "Uniform Commercial Code" has the meaning assigned to such term in the Security Agreement.

          "U.S." means the United States of America.

          Section 1.02. General Interpretive Principles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                                   ARTICLE II

                                  REIMBURSEMENT

          Section 2.01. Obligation to Reimburse. The Borrower agrees to reimburse each Fund Guarantor for any and all amounts paid by such Fund Guarantors under or pursuant to the Guaranty (including without limitation any amounts paid from a cash collateral account established by such Fund Guarantor pursuant to the Guaranty) (the "Guarantee Amounts"), on demand, which demand may be made prior to, on or after the date of any such payments, to the account of each such Fund Guarantor set forth on Annex 1 hereto or such account as each such Fund Guarantor may designate in writing from time to time. If such demand is made after 11:00 a.m. (Central time), such payment shall be due on the next succeeding Business Day. If any Fund Guarantor makes a demand prior to the date of any such payment, reimbursement from the Borrower will be due on the date of any such payment.

          Section 2.02. Interest. The Borrower agrees to pay interest on any and all amounts remaining unpaid by the Borrower hereunder for each day unpaid, from the date such amounts are owed until payment in full (after as well as before judgment or arbitral award), payable on demand, at the rate of interest for overdue principal set forth in the Revolving Credit Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable Law, then such interest shall be reduced to such maximum permitted amount.

          Section 2.03. Computations. All interest shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          Section 2.04. Payments Due and Currency. If any payment hereunder becomes due and payable on a day other than a Business Day, the same shall be payable on the next succeeding Business Day, and interest shall continue to accrue during such extension. All amounts under this Agreement shall be denominated, made available and payable in Dollars in immediately available funds. The Borrower shall make each payment required to be made by it hereunder (whether pursuant to Section 2.01, 2.02 or 2.08 or otherwise) directly to the Fund Guarantor entitled to receive such payment. If at any time insufficient funds are received by the Fund Guarantors to pay fully all amounts due hereunder, such funds shall be applied (a) first, to pay those amounts due under Sections 2.01 and 2.02 then due hereunder, ratably among the Fund Guarantors entitled thereto in accordance with such amounts then due to such Fund Guarantors and (b) second, to pay any other remaining amounts then due hereunder, ratably among the Fund Guarantors entitled thereto in accordance with such amounts then due to such Fund Guarantors. If any Fund Guarantor shall obtain payment for any amounts due under Sections 2.01 and 2.02 in a greater proportion than as set forth in the preceding sentence, such Fund Guarantor agrees to ratably share such payment with the other Fund Guarantors.

          Section 2.05. Bankruptcy and Similar Procedures of Borrower. The Borrower's obligations hereunder shall not be affected by the fact that any obligations of the Borrower are unenforceable or not allowable due to the existence of bankruptcy, insolvency, liquidation, reorganization or other similar procedure involving the Borrower. The obligation to reimburse hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of such obligation is rescinded or reduced in amount or must otherwise be restored or returned by any Person receiving such payment upon the bankruptcy, insolvency, liquidation or reorganization of the Borrower, all as though such payment or part thereof had not been made.

          Section 2.06. Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, indivisible, unconditional and irrevocable, and shall be discharged strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:

          (a) any lack of validity or enforceability of any Related Agreement;

          (b) any amendment or waiver of or any consent to departure from any Related Agreement;

          (c) the existence of any claim, counterclaim, setoff, deduction, recoupment, defense or other rights which the Borrower may have at any time against the Fund Guarantors or any other Person for any reason whatsoever, whether in connection with this Agreement or any Related Agreement or otherwise;

          (d) any statement or any other document presented under any Related Agreement proving to be forged, fraudulent, invalid or insufficient in any respect whatsoever or any statement therein being untrue or inaccurate in any respect whatsoever; and

          (e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          Section 2.07. Waiver by Borrower. The Borrower hereby waives, with respect to its obligations under this Agreement, any presentment, demand, protest, notice of the occurrence of a default under any Related Agreement, and any other notice of any kind whatsoever and promptness in making any claim or demand hereunder. The Borrower's obligations hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Fund Guarantors to assert any claim or demand or to enforce any right or remedy under the provisions of any Related Agreement, (ii) any extension or renewal of the Guaranty, or (iii) any other act or thing or omission or delay to do any other act or thing which may in any manner or to any extent vary the risk of the Fund Guarantors or would otherwise operate as a discharge of the Borrower as a matter of Law, unless and until the obligations hereunder are performed in full.

          Section 2.08. Taxes. (a) All amounts payable to the Fund Guarantors hereunder shall be paid in full and free and clear of any Taxes. If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment to the Fund Guarantors hereunder, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and shall, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law, and (ii) shall pay to the Fund Guarantors such additional amounts as may be necessary so that the net amount received by the Fund Guarantors with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted (including any Taxes required to be withheld or deducted as a result of payments made by the Borrower (whether made to a taxing authority or to the Fund Guarantors) pursuant to this
Section 2.08(a)) is equal to the full amount payable hereunder. If any Tax is withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment payable to the Fund Guarantors hereunder, the Borrower shall, as soon as reasonably possible after the date of such payment, furnish to the Fund Guarantors the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to the Fund Guarantors hereunder is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority, the Borrower shall, within thirty (30) days after any request from the Fund Guarantors, furnish to the Fund Guarantors a certificate from such taxing authority, or an opinion of counsel acceptable to the Fund Guarantors, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by the Borrower in connection with, such payment.

          (b) The Borrower shall, promptly upon request by the Fund Guarantors for the payment thereof, pay to the Fund Guarantors (i) all Taxes payable by the Fund Guarantors with respect to any payment due to the Fund Guarantors hereunder, (ii) all Taxes payable by the Fund Guarantors as a result of payments made by the Borrower (whether made to a taxing authority or to the Fund Guarantor) pursuant to this Section 2.08 and (iii) all Taxes on or in respect of this Agreement, any Related Agreement or any other document or instrument relating hereto or thereto, or the recording, registration, notarization or other formalization of any of the foregoing, the enforcement of any of the foregoing, or the introduction of any of the foregoing in any judicial proceedings, or otherwise in respect thereof, other than, in any event, any Excluded Taxes.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          The representations made by the Borrower pursuant to the Security Documents are hereby incorporated by reference herein, and the Borrower shall be deemed to have made such representations hereby to the Fund Guarantors as of the date of such agreements. The Borrower hereby represents and warrants to the Fund Guarantors on the date hereof as follows:

          Section 3.01. Authority; Enforceability. Each of the Reimbursement Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Reimbursement Transactions entered into and to be entered into by each Reimbursement Party are within such Reimbursement Party's powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Reimbursement Document to which any Reimbursement Party is to be a party, when executed and delivered by such Reimbursement Party, will constitute, a legal, valid and binding obligation of the Borrower or such Reimbursement Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 3.02. Governmental Approvals; No Conflicts. The Reimbursement Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Reimbursement Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiaries or any order of any Governmental Authority, (c) except as set forth on Schedule 3.02, will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or any of their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of the Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries, except Liens created under the Loan Documents and the Reimbursement Documents.

          Section 3.03. Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Reimbursement Documents or the Reimbursement Transactions.

          Section 3.04. Default. No default or event of default under the Revolving Credit Agreement has occurred and is continuing, and the representations and warranties made by the Borrower pursuant to the Revolving Credit Loan Documentation are true and correct as of the date hereof.

          Section 3.05. Subsidiaries. Schedule 3.05 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Reimbursement Party, in each case as of the Effective Date.

          Section 3.06. Properties. As of the Effective Date, neither the Borrower or any of the Subsidiaries has received notice of, or has knowledge of, any material pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Except as set forth on Schedule 3.06, none of the Mortgaged Property or any interest therein is subject to any right of first refusal, option or other contractual right to purchase any such Mortgaged Property or interest therein.

          Section 3.07. Consolidated Backlog; Principal Customers. (a) The Borrower has heretofore furnished to the Fund Guarantors or one or more of their Related Parties daily reports of Consolidated Backlog from October 11, 2001 through November 12, 2001. Each such report as of its date was complete and accurate in all material respects.

          (b) Except as heretofore communicated to the Fund Guarantors or one or more of their Related Parties by the Borrower in writing or as otherwise reflected in the customer specific revenue and volume information communicated in writing to the Fund Guarantors or one or more of their Related Parties, since December 31, 2000 none of the 20 largest customers of the Borrower and its Subsidiaries (as of December 31, 2000 or September 30, 2001) has indicated orally or in writing its intention or desire to materially alter or discontinue, in whole or in material part, its relationship with the Borrower and its Subsidiaries.

                                   ARTICLE IV

                                   CONDITIONS

          Section 4.01. Effective Date. The Fund Guarantors shall not be obligated to issue the Guaranty until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.09):

          (a) The Fund Guarantors (or their counsel) shall have received from the Borrower either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Fund Guarantors (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Fund Guarantors shall have received a favorable written opinion (addressed to each Fund Guarantor and dated the Effective Date) of each of (i) Bryan Cave LLP, counsel for the Borrower, substantially in the form of Exhibit E-1, and (ii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit E-2, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Reimbursement Parties, the Reimbursement Documents or the Reimbursement Transactions as the Fund Guarantors shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) The Fund Guarantors shall have received such documents and certificates as the Fund Guarantors or their counsel may reasonably request relating to the organization, existence and good standing of each Reimbursement Party, the authorization of the Reimbursement Transactions and any other legal matters relating to the Reimbursement Parties, the Reimbursement Documents or the Reimbursement Transactions, all in form and substance satisfactory to the Fund Guarantors and their counsel.

          (d) The Fund Guarantors shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Reimbursement Party hereunder or under any other Reimbursement Document.

          (e) The Collateral and Guarantee Requirement shall have been satisfied and the Fund Guarantors shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Reimbursement Parties (including any Subsidiary Reimbursement Parties formed in connection with or resulting from the Acquisition) in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Fund Guarantors that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 of the Revolving Credit Agreement or have been released.

          (f) The Fund Guarantors shall have received evidence that the insurance required by Section 5.08 and the Security Documents is in effect.

          (g) The Fund Guarantors shall have been afforded the timely opportunity to review all other documentation relating to the Reimbursement Transactions and the other transactions contemplated hereby and shall be reasonably satisfied in all respects with such documentation.

          (h) There shall not have occurred any material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities or prospects of the Borrower or the Borrower and its subsidiaries, taken as a whole, since September 30, 2001.

                                   ARTICLE V

                                    COVENANTS

          Section 5.01. Maintenance of Corporate Existence. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 of the Revolving Credit Agreement or any sale of assets permitted under Section 6.05 of the Revolving Credit Agreement; provided, further, that neither Borrower nor any of its Subsidiaries shall be obligated to maintain any of the foregoing assets in the event that the Board of Directors of Borrower adopts a resolution to the effect that the maintenance of such asset is no longer necessary or desirable in the conduct of the business of the Borrower and its Subsidiaries.

          Section 5.02. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

          Section 5.03. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Collateral Agent or any Fund Guarantor, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at such reasonable intervals as may be reasonably requested.

          Section 5.04. Maintenance of Security Interest. The Borrower covenants and agrees with the Fund Guarantors that its obligations under this Agreement shall be secured under the Security Documents for so long as the Guaranty is in force.

          Section 5.05. Notice of Default. The Borrower shall promptly give notice to the Fund Guarantors of any default or event of default under the Revolving Credit Loan Documentation upon a Financial Officer of Borrower obtaining knowledge thereof.

          Section 5.06. Information Regarding Collateral. (a) The Borrower will furnish to the Fund Guarantors prompt written notice of any change (i) in any Reimbursement Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Reimbursement Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in any Reimbursement Party's identity, jurisdiction of organization or corporate structure or (iv) in any Reimbursement Party's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Fund Guarantors to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. The Borrower also agrees promptly to notify the Fund Guarantors if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to paragraph (a) of Section
5.01 of the Revolving Credit Agreement, the Borrower shall deliver to the Fund Guarantors a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          Section 5.07. Maintenance of Properties. The Borrower will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

          Section 5.08. Insurance. The Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Fund Guarantors, upon request in writing of the Fund Guarantors, information in reasonable detail as to the insurance so maintained.

          Section 5.09. Casualty and Condemnation. The Borrower (a) will furnish to the Fund Guarantors prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will cause the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) to be applied in accordance with the applicable provisions of the Security Documents.

          Section 5.10. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten (10) Business Days after such Subsidiary is formed or acquired, notify the Fund Guarantors and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Reimbursement Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Reimbursement Party.

          Section 5.11. Further Assurances; Transfer of Joint Venture Stock. (a) The Borrower will, and will cause each Subsidiary Reimbursement Party to, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments as may reasonably be required for carrying out the intention, or facilitating the performance, of this Agreement and the Related Agreements.

          (b) The Borrower will, and will cause each Subsidiary Reimbursement Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable Law, or which the Fund Guarantors may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Reimbursement Parties. The Borrower also agrees to provide to the Fund Guarantors, from time to time upon request, evidence reasonably satisfactory to the Fund Guarantors as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (c) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Reimbursement Party after the Effective Date (other than assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Borrower will notify the Fund Guarantors, and, if requested by the Fund Guarantors, the Borrower will cause such assets to be subjected to a Lien securing the Reimbursement Obligations and will take, and cause the Subsidiary Reimbursement Parties to take, such actions as shall be necessary or reasonably requested by the Fund Guarantors to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Reimbursement Parties. Notwithstanding the foregoing, in no event shall the Borrower or any Subsidiary Reimbursement Party be required to grant a lien on any of the Texas Instruments Agreements (as defined in the Security Agreement).

          (d) The Borrower will, and will cause each applicable Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable Law, or which the Fund Guarantors may reasonably request, to cause the transfer of all the Equity Interests in MEMC Kulim Electronic Materials, Sdn. Bhd. from the Borrower to MEMC International, Inc. no later than seventy-five (75) Business Days after the Effective Date.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          Section 6.01. Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Law, pursuant to any judgment, decree or order of any court or pursuant to any order, rule or regulation of any Governmental Authority):

          (a) the Borrower fails to pay when due any amount hereunder in accordance with the terms hereof;

          (b) there shall have occurred and be continuing any "Event of Default" (as defined in the Revolving Credit Agreement);

          (c) any Fund Guarantor is required to make any payment under the Guaranty;

          (d) the Borrower or any of the Subsidiary Reimbursement Parties fails to observe or perform any of the covenants, terms or agreements contained in any Related Agreement and such breach, default or failure is continuing for a period of 30 days after notice thereof from any Fund Guarantor or the Collateral Agent to the Borrower;

          (e) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Reimbursement Party not to be, a valid and perfected Lien on Collateral having, in the aggregate, a value in excess of $500,000, with the priority required by the applicable Security Document, except
(i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Reimbursement Documents or the Revolving Credit Loan Documentation, (ii) any action taken by the Collateral Agent to release any such Lien in compliance with the provisions of any Reimbursement Document or the Revolving Credit Loan Documentation, or (iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement;

          (f) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (i) any decree, order, consent, Permit, license, approval, exemption or authorization or notarization of, or any registration, filing or declaration with, any Governmental Authority or any other act of such Governmental Authority necessary to enable the Borrower to comply with its payment obligations under this Agreement or any Related Agreement shall be revoked, rescinded, restricted, overruled, withdrawn or shall otherwise cease to be in full force and effect, or it otherwise becomes unlawful for the Borrower to perform all or any of its obligations under this Agreement or any Related Agreement;

          (j) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Related Agreement or any amendment or modification thereof or waiver thereunder, or in any certificate or other document furnished pursuant to or in connection with any Related Agreement or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made; or

          (k) a Change in Control shall occur.

          Section 6.02. Consequences of Default. If an Event of Default occurs and is continuing, any Fund Guarantor may (i) declare by notice to the Borrower the Guarantee Amounts, together with any accrued interest thereon, to be immediately due and payable, in which case, all such amounts will be immediately due and payable, (ii) demand by notice to the Borrower the deposit of cash collateral pursuant to this Section 6.02, in which case, the Borrower shall deposit cash collateral in an amount equal to the principal of and accrued interest on the loans and all other amounts due under the Revolving Credit Agreement and (iii) enforce all rights and remedies to which it is entitled under the Reimbursement Documents. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 6.01(f) or (g), the Guaranteed Amounts together with any accrued interest thereon shall automatically be immediately due and payable without any notice or demand and the Borrower shall automatically be obligated to immediately deposit cash collateral in the amount described in clause (ii) of the preceding sentence without any notice or demand. Any cash collateral deposited may be deposited with any Fund Guarantor and such deposit shall be held by such Fund Guarantor or transferred in part or in whole to any other Fund Guarantor. The Fund Guarantors shall hold any such cash collateral for, and may apply such cash collateral to, the payment and performance of the obligations of the Borrower under this Agreement. The provisions of Section 2.04 hereof shall apply to any cash collateral held by any Fund Guarantor and to any cash collateral applied by any Fund Guarantor to the payment of obligations owing to such Fund Guarantor.

          Section 6.03. Right of Setoff and Disposition by the Fund Guarantors. If any amount payable by the Borrower hereunder (including any amount due under Section 8.11 of this Agreement) is not paid as and when due, the Borrower authorizes the Fund Guarantors to proceed, at any time and from time to time, to the fullest extent permitted by applicable Law, without prior notice, to set off against any indebtedness or other obligation owing by the Fund Guarantors to the Borrower or to dispose of or otherwise realize upon any assets of the Borrower that may at any time be in the possession of or pledged to the Fund Guarantors to the full extent of all amounts payable to the Fund Guarantors hereunder, irrespective of whether or not the Fund Guarantors shall have made any demand hereunder and whether or not such indebtedness or obligation is matured, and apply the proceeds thereof, if any, to such amounts as are due and payable.

                                   ARTICLE VII

                                COLLATERAL AGENT

          Each of the Fund Guarantors hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Reimbursement Documents and the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto.

          Each bank serving as Collateral Agent hereunder and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder and may accept fees and other consideration from the Borrower for services in connection with the Reimbursement Documents or otherwise without having to account for the same to the Fund Guarantors.

          The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Reimbursement Documents and the Intercreditor Agreement. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Reimbursement Documents and the Intercreditor Agreement that the Collateral Agent is required to exercise in writing by the Fund Guarantors, and (c) except as expressly set forth in the Reimbursement Documents and the Intercreditor Agreement, the Collateral Agent shall not have any duty to disclose, nor be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of their Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Fund Guarantors or otherwise in the absence of its own gross negligence or willful misconduct as determined in a final judgment by a court of competent jurisdiction. The Collateral Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Fund Guarantor, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with the Reimbursement Documents, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with the Reimbursement Documents, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Reimbursement Documents, (iv) the validity, enforceability, effectiveness or genuineness of the Reimbursement Documents or any other agreement, instrument or document, or the validity, perfection, or priority of any Lien created by any of the Reimbursement Documents, or (v) the satisfaction of any condition set forth in Section 4.01 or elsewhere in the Reimbursement Documents, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

          The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Collateral Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents or attorneys-in-fact appointed by the Collateral Agent. The Collateral Agent and any such sub-agent or attorney-in-fact may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent or attorney-in-fact and to the Related Parties of the Collateral Agent and any such sub-agent or attorney-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent.

          Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Fund Guarantors and the Borrower and the Collateral Agent may be removed at any time with or without cause by the Fund Guarantors. Upon any such resignation, the Fund Guarantors shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Fund Guarantors and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Fund Guarantors, appoint a successor Collateral Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Reimbursement Documents. The fees payable by the Borrower and/or the Fund Guarantors to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and/or the Fund Guarantors, as the case may be, and such successor. After a Collateral Agent's resignation, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and attorneys-in-fact and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

          Each Fund Guarantor acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Fund Guarantor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Fund Guarantor also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Fund Guarantor and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon the Reimbursement Documents or related agreement or any document furnished hereunder or thereunder.

          Except for action expressly required of the Collateral Agent by the Reimbursement Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act under the Reimbursement Documents unless it shall receive further assurances to its satisfaction from the Borrower of its indemnification obligations under Section 8.11 in respect of such action.

          Without limiting the foregoing, the Collateral Agent shall not have any liability or responsibility with respect to the sufficiency of the documents furnished pursuant to Section 4.01 and shall not be required to, and shall not, take any action to enforce any of its or the Fund Guarantors' rights under, nor waive or amend any provision of, the Reimbursement Documents or any collateral, nor give any notice or make any request or demand or filing thereunder, except in each instance as and to the extent instructed to do so by the Fund Guarantors, and the Collateral Agent shall not have any liability for failure to take any action in the absence of such instructions, provided that the Collateral Agent will promptly send to the Fund Guarantors a copy of each notice, request or other document delivered to the Collateral Agent pursuant to the terms of the Reimbursement Documents and will take such actions contemplated by the Reimbursement Documents as the Fund Guarantors may reasonably instruct, except that nothing in the Reimbursement Documents shall require the Collateral Agent to take any action that in the reasonable opinion of the Collateral Agent would be contrary to the terms of the Reimbursement Documents or applicable law or subject the Collateral Agent to personal liability for which it would have no claim for indemnification hereunder.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          Section 8.01. Acknowledgment of Security Interest. The Borrower and the Fund Guarantors acknowledge that the Borrower has secured its obligations under this Agreement pursuant to the Security Documents.

          Section 8.02. Termination. This Agreement may be terminated if the Fund Guarantors and the Borrower so mutually agree in writing. This Agreement shall terminate and the liens and security interests created by the Security Documents shall be released upon the termination of the Revolving Credit Agreement and the Borrower's indefeasible payment in full of its obligations hereunder and under the Revolving Credit Agreement.

          Section 8.03. Notices. All notices or other communications required or permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile (with confirmation copies delivered personally or by courier within three (3) Business Days), as follows:

          (a)    If to the Borrower, to:

                 MEMC Electronic Materials, Inc.
                 501 Pearl Drive
                 St. Peters, MO  63376
                 Attention:  Treasurer
                 Telecopy: (636) 474-5158

          (b)    If to the Fund Guarantors, to:

                 Texas Pacific Group
                 301 Commerce Street, Suite 3300
                 Fort Worth, TX  76102
                 Attention: James J. O'Brien
                 Telecopy:  (817) 871-4010

                 and

                 Leonard Green & Partners, L.P.
                 11111 Santa Monica Boulevard
                 Suite 2000
                 Los Angeles, CA  90025
                 Attention:  John Baumer
                 Telecopy: (310) 954-0404

                 and

                 TCW/Crescent Mezzanine Partners III, L.P.
                 11100 Santa Monica Boulevard
                 Suite 2000
                 Los Angeles, CA  90025
                 Attention:  Jean-Marc Chapus
                 Telecopy:  (310) 235-5967


                 with a copy to:

                 Cleary, Gottlieb, Steen & Hamilton
                 One Liberty Plaza
                 New York, NY  10006
                 Attention:  Michael Gerstenzang, Esq.
                 Telecopy:  (212) 225-3999

                 and

                 Kramer Levin Naftalis & Frankel LLP
                 919 Third Avenue
                 New York, NY  10022
                 Attention:  Howard A. Sobel, Esq.
                 Telecopy:  (212) 715-8000

          (c)    If to the Collateral Agent, to:

                 Citicorp USA, Inc.
                 2 Penns Way, Suite 200
                 New Castle, DE  19720
                 Attention:  David Graber
                 Telecopy: (302) 894-6120


or to such other address as hereafter shall be furnished as provided in this
Section 8.03 by any of the parties hereto to the other parties hereto.

          Section 8.04. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

          Section 8.05. Entire Agreement. This Agreement and the Related Agreements set forth the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent (written or oral) with respect thereto.

          Section 8.06. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Reimbursement Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Reimbursement Document shall affect any right that the Collateral Agent or any Fund Guarantor may otherwise have to bring any action or proceeding relating to this Agreement or any other Reimbursement Document against the Borrower or its properties in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Related Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.03. Nothing in this Agreement or any other Related Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          Section 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          Section 8.08. No Third Party Rights; Assignment. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto. All rights and obligations hereunder shall not be assignable without the prior written consent of the other parties. Any attempted assignment of rights or obligations in violation of this Section 8.08 shall be null and void.

          Section 8.09. Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the parties hereto referring specifically to this Agreement and stating the parties' intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

          Section 8.10. Rights Not Exclusive. The rights provided for herein, including under Section 6.03, are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Law.

          Section 8.11. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay or reimburse the Fund Guarantors and the Collateral Agent for any reasonable costs and expenses (including any expenses paid by Fund Guarantors pursuant to Section 6.03 of the Guaranty) incurred by the Fund Guarantors and the Collateral Agent in connection with the transactions contemplated hereby including for (i) all reasonable out-of-pocket costs and expenses in connection with negotiating and entering into this Agreement and the Related Agreements (including the Guaranty) and any modification, supplement or waiver (whether or not the same shall become effective) of any of the terms of this Agreement or the Related Agreements (including attorney's fees and expenses); (ii) all reasonable and documented out-of-pocket costs and expenses of the Fund Guarantors (including attorney's fees and expenses) in connection with (A) any enforcement or collection proceedings in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Borrower hereunder and under the Related Agreements and (B) the enforcement of this Agreement and the Related Agreements; and (iii) all transfer, stamp, documentary or other similar Taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement and the Related Agreements or any other document referred to herein or therein.

          (b) Any claim under this Section 8.11 shall be asserted by written notice to the Borrower. If the Borrower does not respond within sixty (60) days after receipt of such notice, it shall have no further right to contest the validity of such claim. Any uncontested claim or portion thereof shall be paid by the Borrower within sixty (60) days of receipt of notice of such claim.

          (c) The Borrower shall indemnify the Collateral Agent and each Fund Guarantor, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Reimbursement Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Reimbursement Documents of their respective obligations thereunder or the consummation of the Reimbursement Transactions, (ii) any loan received under the Revolving Credit Agreement or the proceeds therefrom, (iii) any presence, Release or threatened Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Person of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Reimbursement Transactions, any loan received under the Revolving Credit Agreement or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          Section 8.12. Confidentiality. Each of the Collateral Agent and the Fund Guarantors agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Reimbursement Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (g) with the consent of the Borrower or
(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Collateral Agent or any Fund Guarantor on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Collateral Agent or any Fund Guarantor on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                   MEMC ELECTRONIC MATERIALS, INC.



                                   By: /s/ James M. Stolze
                                       ----------------------------
                                   Name:  James M. Stolze
                                   Title: Executive Vice President,
                                          Chief Financial Officer

                                   By: /s/ Kenneth L. Young
                                       ----------------------------
                                   Name:  Kenneth L. Young
                                   Title: Treasurer

                                   CITICORP USA, INC.,
                                   as administrative and collateral agent


                                   By: /s/ Arnold Y. Wong
                                       ----------------------------
                                      Name: /s/ Arnold Y. Wong
                                      Title: vice President

                                   SIGNATURE PAGE TO THE
                                   REIMBURSEMENT AGREEMENT DATED
                                   AS OF DECEMBER 21, 2001, among
                                   MEMC ELECTRONIC  MATERIALS, INC.,
                                   THE FUND GUARANTORS, and
                                   CITICORP USA, INC., as Administrative
                                   Agent and Collateral Agent.


Name of Institution:               TPG PARTNERS III, L.P.
                                   By:  TPG GenPar III, L.P.
                                         Its General Partner

                                   By:  TPG Advisors III, Inc.
                                         Its General Partner


                                   By: /s/ Richard A. Ekleberry
                                       ----------------------------
                                   Name:  Richard A. Ekleberry
                                   Title: Vice President

                                   SIGNATURE PAGE TO THE
                                   REIMBURSEMENT AGREEMENT DATED
                                   AS OF DECEMBER 21, 2001, among
                                   MEMC ELECTRONIC MATERIALS, INC.,
                                   THE FUND GUARANTORS, and
                                   CITICORP USA, INC., as Administrative
                                   Agent and Collateral Agent.


Name of Institutions:              TCW/CRESCENT MEZZANINE PARTNERS III, L.P. AND
                                   TCW/CRESCENT MEZZANINE TRUST III
                                   By:  TCW/Crescent Mezzanine Management III,
                                         L.L.C., as its Investment Manager

                                   By:  TCW Asset Management Company, as
                                         Its Sub-Advisor

                                   By: /s/ Jean-Marc Chapus
                                       ----------------------------
                                   Name: /s/ Jean-Marc Chapus
                                   Title: Managing Director

                                   By: /s/ James C. Shevlet, Jr.
                                       ----------------------------
                                   Name: James C. Shevlet, Jr.
                                   Title: Senior Vice President

                                   SIGNATURE PAGE TO THE
                                   REIMBURSEMENT AGREEMENT DATED
                                   AS OF DECEMBER 21, 2001, among
                                   MEMC ELECTRONIC  MATERIALS, INC.,
                                   THE FUND GUARANTORS, and
                                   CITICORP USA, INC., as Administrative
                                   Agent and Collateral Agent.


Name of Institution:               GREEN EQUITY INVESTORS III, L.P.
                                   By:  GEI Capital III, LLC, as its
                                        General Partner

                                   By: /s/ John Danhakl
                                       ----------------------------
                                   Name: John Danhakl
                                   Title: Manager


Name of Institution:               GREEN EQUITY INVESTORS SIDE III, L.P.
                                   By:  GEI Capital III, LLC, as its
                                        General Partner

                                   By: /s/ John Danhakl
                                       ----------------------------
                                   Name: John Danhakl
                                   Title: Manager

                                                                       Exhibit A

                    AMENDED AND RESTATED GUARANTEE AGREEMENT

                  THIS AMENDED AND RESTATED GUARANTEE AGREEMENT (this "Agreement"), dated as of December 21, 2001, is made among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each of the subsidiaries listed on Schedule I hereto (each such subsidiary, individually, a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or the "Guarantors") and CITICORP USA, INC. as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement). Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Reimbursement Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Guarantors and the Collateral Agent are parties to that certain guarantee agreement, dated as of November 13, 2001, pursuant to which the Guarantors agreed to guarantee the Borrower's obligations under a revolving credit agreement, dated as of November 13, 2001, among the Borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent and collateral agent.

                  WHEREAS, the Borrower, contemporaneously herewith, is entering into the Revolving Credit Agreement, dated as of December 21, 2001(as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Revolving Credit Agreement"), with the lenders party thereto (the "Lenders") and Citicorp USA, Inc. as administrative agent (in such capacity, the "Administrative Agent"), pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

                  WHEREAS, contemporaneously herewith, the TPG Guarantor is entering into the TPG Guaranty, the TCW Guarantors are entering into the TCW Guaranty and the GEI Guarantors are entering into the GEI Guaranty (together with the TPG Guaranty and the TCW Guaranty, the "Guaranty") each dated as of December 21, 2001 with the Administrative Agent, pursuant to which the Fund Guarantors will guarantee the obligations of the Borrower under the Revolving Credit Agreement;

                  WHEREAS, the Borrower is, contemporaneously herewith, entering into a Reimbursement Agreement, dated as of December 21, 2001 (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Reimbursement Agreement"), with the Fund Guarantors and the Collateral Agent, pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty;

                  WHEREAS, to induce the Fund Guarantors to enter into the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) each of the Guarantors agrees to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interests (as defined in the Amended and Restated Security Agreement) in the Collateral to secure the obligations of the Borrower under the Reimbursement Agreement, and (b) each of the Guarantors agrees to guarantee the obligations of the Borrower under the Reimbursement Agreement;

                  WHEREAS, each of the Subsidiaries is a direct or indirect subsidiary of the Borrower and acknowledges that it will derive substantial benefit from the making of the Guaranty by the Fund Guarantors; and

                  WHEREAS, the obligations of the Fund Guarantors under the Guaranty are conditioned on, among other things, the execution and delivery by the Guarantors of an Amended and Restated Guarantee Agreement in the form hereof;

                  NOW, THEREFORE, in consideration of the benefits accruing to the Borrower and the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) all Guarantee Amounts (as defined in the Reimbursement Agreement) and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) thereon, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Reimbursement Parties to the Secured Parties under the Reimbursement Agreement and the other Reimbursement Documents,
(b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Reimbursement Parties under or pursuant to the Reimbursement Agreement and the other Reimbursement Documents, (c) unless otherwise agreed to in writing by the applicable Fund Guarantor thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Reimbursement Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Fund Guarantor (or an Affiliate of a Fund Guarantor) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being collectively called the "Reimbursement Obligations"). Each Guarantor further agrees that the Reimbursement Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Reimbursement Obligation. Each Guarantor agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under this Agreement.

         SECTION 2. Reimbursement Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Reimbursement Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Guarantor under the provisions of the Reimbursement Agreement, any other Reimbursement Document or otherwise; (b) any recision, waiver (except the effect of any waiver obtained pursuant to Section 12(b)), amendment or modification of, or any release from any terms or provisions of any other Reimbursement Document, any other Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement, (c) the failure to perfect any security interest in, or release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or (d) any change in ownership of the Borrower.

         SECTION 3. Security. Each of the Guarantors authorizes the Collateral Agent and each of the other Secured Parties to (a) take and hold security for the payment of this Guarantee and the Reimbursement Obligations as set forth in the Amended and Restated Security Agreement, and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Guarantors or other obligors.

         SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the security held for payment of the Reimbursement Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 5. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Reimbursement Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Reimbursement Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Reimbursement Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Reimbursement Agreement, any other Reimbursement Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Reimbursement Obligations, or the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Reimbursement Obligations).

         SECTION 6. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Reimbursement Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Reimbursement Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Reimbursement Obligations, make any other accommodation with the Borrower or any other guarantor or exercise any other right or remedy available to them against the Borrower or any other guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Reimbursement Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.

         SECTION 7. Agreement to Pay. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Reimbursement Party to pay any Reimbursement Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Reimbursement Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent or any Secured Party as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Reimbursement Obligations. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Reimbursement Obligations, whether matured or unmatured, in accordance with the terms of the Reimbursement Documents.

         SECTION 8. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Reimbursement Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

         SECTION 9. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Reimbursement Agreement and other Reimbursement Documents are true and correct in all material respects.

         SECTION 10. Termination. The Guarantees made hereunder (a) shall terminate when all the Reimbursement Obligations have been indefeasibly paid in full and the Fund Guarantors have no further obligation under the Guaranty, and
(b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Reimbursement Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

         SECTION 11. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent, and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). In the event that a Guarantor ceases to be a Subsidiary pursuant to a transaction permitted under the Reimbursement Documents, such Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

         SECTION 12. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, all rights, obligations and remedies of the Collateral Agent set forth in this Agreement and shall be subject to the provisions set forth in the Intercreditor Agreement.

         SECTION 13. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Reimbursement Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors with respect to which such waiver, amendment or modification relates and the Collateral Agent, subject to any consent required in accordance with Section 8.09 of the Reimbursement Agreement.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.03 of the Reimbursement Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address or telecopy number set forth in Schedule I, with a copy to the Borrower.

         SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Reimbursement Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making of the Guaranty by the Fund Guarantors regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Reimbursement or any other fee or amount payable under this Agreement or any other Reimbursement Document is outstanding and unpaid and as long as the Guaranty has not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Reimbursement Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 11. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Reimbursement Agreement shall be applicable to this Agreement.

         SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Reimbursement Documents against any Guarantor or its properties in the courts of any jurisdiction.

         (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 20. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER REIMBURSEMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER REIMBURSEMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

         SECTION 21. Limitation on Guaranteed Amounts. Anything contained in this Agreement to the contrary notwithstanding, the obligation of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

         SECTION 22. Additional Guarantors. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into this Agreement as a Guarantor upon becoming a Subsidiary Reimbursement Party. Upon execution and delivery after the date hereof by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         SECTION 23. Successor Guarantors. Any Person may merge with any Guarantor in a transaction in which the surviving entity is a Subsidiary of the Borrower; provided that if the surviving entity is not the Guarantor, the surviving entity must be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such surviving entity must expressly assume, by execution of appropriate Reimbursement Documents (or counterparts or supplements thereto), executed and delivered to the Collateral Agent (in form reasonably satisfactory to the Collateral Agent, as applicable) all the obligations of such Guarantor under this Amended and Restated Guarantee Agreement and the other applicable Reimbursement Documents; and further provided that prior to the consummation of such transaction, the Borrower must provide the Collateral Agent with an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Reimbursement Documents.

         SECTION 24. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor then existing under this Agreement and the other Reimbursement Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Reimbursement Document. The rights of each Secured Party under this
Section 24 are in addition to other rights and remedies (including any other rights of setoff) which such Secured Party may have.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              MEMC ELECTRONIC MATERIALS, INC.

                              By
                                --------------------------------
                              Name:  James M. Stolze
                              Title: Executive Vice President,
                                     Chief Financial Officer

                              By
                                --------------------------------
                              Name:  Kenneth L. Young
                              Title: Treasurer

                              EACH OF THE OTHER SUBSIDIARIES LISTED
                              ON SCHEDULE I HERETO,

                              By
                                --------------------------------
                              Name:  Kenneth L. Young, in his capacity as
                                     Treasurer for each of the other
                                     Subsidiaries listed on Schedule I hereto

                              CITICORP USA, INC., as Collateral Agent

                              By
                                --------------------------------
                              Name:  Edward T. Crook
                              Title: Managing Director and Vice President

                                                               Schedule I to the
                                                            Amended and Restated
                                                             Guarantee Agreement

                                   GUARANTORS

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

                                                                  Annex 1 to the
                                                            Amended and Restated
                                                             Guarantee Agreement

               SUPPLEMENT NO. [ ] dated as of [ ], to the Amended and Restated Guarantee Agreement dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each of the subsidiaries listed on Schedule I thereto (each such subsidiary, individually, a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or "Guarantors") and CITICORP USA, INC., as collateral agent (the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement).

         A. Reference is made to the Reimbursement Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Borrower, the Fund Guarantors and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Guarantee Agreement and the Reimbursement Agreement.

         C. The Guarantors have entered into the Amended and Restated Guarantee Agreement in order to induce the Fund Guarantors to guarantee the obligation of the Borrower under the Revolving Credit Agreement. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into the Amended and Restated Guarantee Agreement as a Guarantor upon becoming a Subsidiary Reimbursement Party. Section 22 of the Amended and Restated Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Amended and Restated Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Reimbursement Agreement to become a Guarantor under the Guarantee Agreement in order to induce the Fund Guarantors to make additional guarantees and as consideration for guarantees previously made.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 22 of the Amended and Restated Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Amended and Restated Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Amended and Restated Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. Each reference to a "Guarantor" in the Amended and Restated Guarantee Agreement shall be deemed to include the New Guarantor. The Amended and Restated Guarantee Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Amended and Restated Guarantee Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Amended and Restated Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Amended and Restated Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Amended and Restated Guarantee Agreement as of the day and year first above written.

                                     [NAME OF NEW GUARANTOR],

                                     By
                                       -------------------------------
                                       Name:
                                       Title:
                                       Address:
                                     CITICORP USA, INC., as Collateral Agent,

                                     By
                                       -------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit B

                   AMENDED AND RESTATED INDEMNITY, SUBROGATION
                           AND CONTRIBUTION AGREEMENT

                  THIS AMENDED AND RESTATED INDEMNITY, SUBROGATION and CONTRIBUTION AGREEMENT (this "Agreement"), dated as of December 21, 2001, is made among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), each subsidiary of Borrower listed on Schedule I hereto (each such subsidiary individually, a "Subsidiary" and or a "Guarantor" and, collectively, the "Guarantors") and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement). Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Reimbursement Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Guarantors and the Collateral Agent are parties to that certain indemnity, subrogation and contribution agreement, dated as of November 13, 2001, which set forth the rights of indemnity, subrogation and contribution of the Borrower and the Guarantors in connection with the guarantee of the Borrower's obligations under a revolving credit agreement, dated as of November 13, 2001, among the Borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent and collateral agent.

                  WHEREAS, the Borrower, contemporaneously herewith, is entering into the Revolving Credit Agreement, dated as of December 21, 2001(as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Revolving Credit Agreement"), with the lenders party thereto (the "Lenders") and Citicorp USA, Inc. as administrative agent (in such capacity, the "Administrative Agent"), pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

                  WHEREAS, contemporaneously herewith, the TPG Guarantor is entering into the TPG Guaranty, the TCW Guarantors are entering into the TCW Guaranty and the GEI Guarantors are entering into the GEI Guaranty (together with the TPG Guaranty and the TCW Guaranty, the "Guaranty") each dated as of December 21, 2001 with the Administrative Agent, pursuant to which the Fund Guarantors will guarantee the obligations of the Borrower under the Revolving Credit Agreement;

                  WHEREAS, the Borrower is, contemporaneously herewith, entering into a Reimbursement Agreement, dated as of December 21, 2001 (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Reimbursement Agreement"), with the Fund Guarantors and the Collateral Agent, pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty;

                  WHEREAS, to induce the Fund Guarantors to enter into the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) each of the Guarantors agrees to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interests (as defined herein) in the Collateral to secure the obligations of the Borrower under the Reimbursement Agreement, and (b) each of the Guarantors agrees to guarantee the obligations of the Borrower under the Reimbursement Agreement;

                  WHEREAS, the Guarantors have guaranteed the Reimbursement Obligations (as defined in the Amended and Restated Guarantee Agreement) pursuant to the Amended and Restated Guarantee Agreement, and the Guarantors have granted Liens on and security interests in certain of their assets to secure such guarantees pursuant to (a) the Amended and Restated Pledge Agreement and (b) the Amended and Restated Security Agreement; and

                  WHEREAS, the obligations of the Fund Guarantors under the Guaranty are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof;

                  NOW, THEREFORE, in consideration of the benefits accruing to the Guarantors, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under the Amended and Restated Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Amended and Restated Guarantee Agreement or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy a claim of any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 12, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

         SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of each of the Guarantors under Sections 1 and 2 and all other rights of each of the Guarantors in respect of indemnity, contribution or subrogation from any other Reimbursement Party under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all Reimbursement Obligations which are then due and payable whether at maturity, by acceleration or otherwise. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Reimbursement Obligation is outstanding and has not been indefeasibly paid in full in cash and the Guaranty and the Reimbursement Agreement have not been terminated, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Reimbursement Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

          SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Collateral Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Collateral Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Collateral Agent, subject to any consent required in accordance with Section 8.09 of the Reimbursement Agreement.

         SECTION 7. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, all rights, obligations and remedies of the Collateral Agent set forth in this Agreement and any other Security Document shall be subject to the provisions set forth in the Intercreditor Agreement.

         SECTION 8. Notices. All communications and notices hereunder shall be in writing and given as provided in the Amended and Restated Guarantee Agreement and addressed as specified therein.

         SECTION 9. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the consent required in accordance with Section
8.09 of the Reimbursement Agreement. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Amended and Restated Guarantee Agreement in accordance with such Amended and Restated Guarantee Agreement and the Reimbursement Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

         SECTION 10. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Reimbursement Documents shall be considered to have been relied upon by the Collateral Agent, the other Secured Parties and each Guarantor and shall survive the making of Guaranty by the Fund Guarantors and shall continue in full force and effect as long as the principal of or any accrued interest on any Guarantee Amounts or any other fee or amount payable under the Reimbursement Agreement or this Agreement or under any of the other Reimbursement Documents is outstanding and unpaid and as long as the Guaranty has not been terminated.

         (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         SECTION 12. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Reimbursement Agreement shall be applicable to this Agreement.

         SECTION 13. Additional Guarantors. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into the Amended and Restated Guarantee Agreement as a Guarantor upon becoming a Subsidiary Reimbursement Party. Upon execution and delivery, after the date hereof, by the Collateral Agent and such a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                     MEMC ELECTRONIC MATERIALS, INC.

                                     By
                                       --------------------------------
                                     Name:  James M. Stolze
                                     Title: Executive Vice President,
                                            Chief Financial Officer

                                     By
                                       --------------------------------
                                     Name:  Kenneth L. Young
                                     Title  Treasurer

                                     EACH OF THE OTHER SUBSIDIARIES LISTED ON
                                     SCHEDULE I HERETO,

                                     By
                                       --------------------------------
                                     Name:  Kenneth L. Young, in his capacity as
                                            Treasurer for each of the other
                                            Subsidiaries listed on Schedule I
                                            hereto

                                     CITICORP USA, INC., as Collateral Agent

                                     By
                                       --------------------------------
                                     Name:  Edward T. Crook
                                     Title: Managing Director and Vice
                                            President

                                                               Schedule I to the
                                                            Amended and Restated
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement

                                    GUARANTOR

         Name                                               Address
         ----                                               -------

                                                                  Annex 1 to the
                                                            Amended and Restated
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement

               SUPPLEMENT NO. [ ] dated as of [ ], to the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), each subsidiary of Borrower listed on
          Schedule I hereto (each such subsidiary individually, a "Subsidiary" or a "Guarantor" and, collectively, the "Guarantors") and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement).

         A. Reference is made to (a) the Reimbursement Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Borrower, the Fund Guarantors and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") and (b) the Amended and Restated Guarantee Agreement.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Indemnity, Subrogation and Contribution Agreement and the Reimbursement Agreement.

         C. The Borrower and the Guarantors have entered into the Amended and Restated Indemnity, Subrogation and Contribution Agreement in order to induce the Fund Guarantors to enter into the Guaranty. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Revolving Credit Agreement is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Guarantor upon becoming a Subsidiary Reimbursement Party. Section 13 of the Amended and Restated Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Amended and Restated Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Reimbursement Agreement to become a Guarantor under the Amended and Restated Indemnity, Subrogation and Contribution Agreement in order to induce the Fund Guarantors to make additional guarantees and as consideration for guarantees previously made.

         Accordingly, the Collateral Agent and the New Guarantor agree as follows:

         SECTION 1. In accordance with Section 13 of the Amended and Restated Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Amended and Restated Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Amended and Restated Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder. Each reference to a "Guarantor" in the Amended and Restated Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Amended and Restated Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Amended and Restated Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Amended and Restated Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Amended and Restated Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Amended and Restated Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                     [NAME OF NEW GUARANTOR],

                                     By
                                       --------------------------------
                                       Name:
                                       Title:

                                     CITICORP USA, INC., as Collateral Agent

                                     By
                                       --------------------------------
                                       Name:
                                       Title:

                                                Schedule I to Supplement No. [ ]
                                                     to the Amended and Restated
                                                      Indemnity, Subrogation and
                                                          Contribution Agreement

                                    GUARANTOR

         Name                                                    Address
         ----                                                    -------

                                                                       Exhibit C

                      AMENDED AND RESTATED PLEDGE AGREEMENT

                  THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of December 21, 2001, is made among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation ("Borrower"), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement). Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Reimbursement Agreement.

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Pledgors and the Collateral Agent are parties to that certain pledge agreement, dated as of November 13, 2001, pursuant to which the pledgors agreed to pledge and grant to the Collateral Agent a security interest in the Collateral to secure the Borrower's obligations under a revolving credit agreement, dated as of November 13, 2001, among the Borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent and collateral agent.

                  WHEREAS, the Borrower, contemporaneously herewith, is entering into the Revolving Credit Agreement, dated as of December 21, 2001(as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Revolving Credit Agreement"), with the lenders party thereto (the "Lenders") and Citicorp USA, Inc. as administrative agent (in such capacity, the "Administrative Agent"), pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

                  WHEREAS, contemporaneously herewith, the TPG Guarantor is entering into the TPG Guaranty, the TCW Guarantors are entering into the TCW Guaranty and the GEI Guarantors are entering into the GEI Guaranty (together with the TPG Guaranty and the TCW Guaranty, the "Guaranty") each dated as of December 21, 2001 with the Administrative Agent, pursuant to which the Fund Guarantors will guarantee the obligations of the Borrower under the Revolving Credit Agreement;

                  WHEREAS, the Borrower is, contemporaneously herewith, entering into a Reimbursement Agreement, dated as of December 21, 2001, with the Fund Guarantors and the Collateral Agent, pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty; and

                  WHEREAS, to induce the Fund Guarantors to enter into the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Pledgors desires to pledge and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Pledged Interests (as defined herein) in the Collateral to secure the obligations of the Borrower under the Reimbursement Agreement;

                  NOW, THEREFORE, in consideration of the benefits accruing to the Grantors, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Grant of Security Interest

                  The Borrower has agreed, upon the terms specified in the Reimbursement Agreement, to reimburse the Fund Guarantors for any and all amounts paid by the Fund Guarantors under the Guaranty. The Pledgors have agreed to guarantee, among other things, all the obligations of the Borrower under the Reimbursement Agreement. The willingness of the Fund Guarantors to deliver the Guaranty is conditioned upon, among other things, the execution and delivery by the Pledgors of an Amended and Restated Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) all Guarantee Amounts (as defined in the Reimbursement Agreement) and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) thereon, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Reimbursement Parties to the Secured Parties under the Reimbursement Agreement and the other Reimbursement Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Reimbursement Parties under or pursuant to the Reimbursement Agreement and the other Reimbursement Documents, (c) unless otherwise agreed to in writing by the applicable Fund Guarantor thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Reimbursement Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Fund Guarantor (or an Affiliate of a Fund Guarantor) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Administrative Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations referred to in the preceding clauses (a) through (d) being referred to collectively as the "Reimbursement Obligations").

      Accordingly, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby further agree as follows:

      SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Reimbursement Obligations, each Pledgor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it which are listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Interests"); provided that the Pledged Interests shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation or (iii) to the extent that applicable law requires that a Subsidiary of such Pledgor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule II hereto,
(ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to
Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Interests, any Pledged Debt Securities or any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. The pledge of the Pledged Securities is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Borrower and MEMC Pasadena.

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Each Pledgor will cause any Indebtedness for borrowed money owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

      SECTION 3. Representations, Warranties and Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

         (a) the Pledged Interests represent that percentage as set forth on
      Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

         (b) except for the security interest granted hereunder, such Pledgor
      (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

         (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

         (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

         (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Reimbursement Obligations;

         (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

         (g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

         (h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

         (i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

      SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

               (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Reimbursement Agreement and the other Reimbursement Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Reimbursement Agreement or any other Reimbursement Document or the ability of the Secured Parties to exercise the same.

               (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

               (iii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Reimbursement Agreement, the other Reimbursement Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

           (iv) With regard to the pledge of the shares of MEMC Electronic Materials S.p.A, the Collateral Agent shall take all reasonable actions required by applicable mandatory provisions of Italian law in order to enable the Pledgors to exercise all the rights to which the Pledgors are entitled under this Section 5.

      (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph (b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

      (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph (a)(ii) of this
Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Fund Guarantors, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

      SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give a Pledgor 10 days' prior written notice (which each Pledgor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC (as defined in the Security Agreement) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Reimbursement Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Reimbursement Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

      SECTION 7. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Reimbursement Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Reimbursement Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Reimbursement Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Reimbursement Document;

                  SECOND, to the payment in full of the Reimbursement Obligations and the Revolving Credit Obligations in accordance with
         Section 5.04 of the Intercreditor Agreement (the amounts so applied to be distributed among the secured parties pro rata in accordance with the amounts of the Reimbursement Obligations and/or Revolving Credit Obligations owed to them on the date of any such distribution);

                  THIRD, to the payment in full of the Indenture Obligations outstanding; and

                  FOURTH, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 8. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

      (b) Without limitation of its indemnification obligations under the other Reimbursement Documents, each Pledgor agrees to indemnify the Collateral Agent and the Indemnitees (as defined in Section 8.11 of the Reimbursement Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Reimbursement Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Reimbursement Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Reimbursement Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Reimbursement Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 2.10(c) of the Revolving Credit Agreement.

      SECTION 9. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      SECTION 10. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Reimbursement Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 8.09 of the Reimbursement Agreement.

      SECTION 11. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 12. Registration, etc. Each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

      SECTION 13. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Agreement, all rights, obligations and remedies of the Collateral Agent set forth in this Agreement and any other Security Documents shall be subject to the provisions set forth in the Intercreditor Agreement.

      SECTION 14. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Reimbursement Agreement, any other Reimbursement Document, any agreement with respect to any of the Reimbursement Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Reimbursement Obligations, or any other amendment or waiver of or any consent to any departure from the Reimbursement Agreement, any other Reimbursement Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Reimbursement Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Reimbursement Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Reimbursement Obligations).

      SECTION 15. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Reimbursement Obligations have been indefeasibly paid in full and the Fund Guarantors have no further obligations under the Guaranty.

      (b) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Reimbursement Agreement to any Person that is not a Pledgor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 8.09 of the Reimbursement Agreement, the security interest in such Collateral shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraph
(a) or (b) or Section 18, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 15 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.03 of the Reimbursement Agreement. All communications and notices hereunder to any Subsidiary Pledgor shall be given to it at the address or telecopy number set forth on Schedule I, with a copy to the Borrower.

      SECTION 17. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

      SECTION 18. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Reimbursement Documents. In the event that a Pledgor ceases to be a Subsidiary pursuant to a transaction permitted under the Reimbursement Documents, such Pledgor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

      SECTION 19. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Reimbursement Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making of the Guaranty by the Fund Guarantors regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Reimbursement Obligation remains unpaid and as long as the Commitments have not been terminated.

      (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 18. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 22. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Reimbursement Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 23. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Reimbursement Documents against any Pledgor or its properties in the courts of any jurisdiction.

      (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 25. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Subsidiary Pledgor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Pledgor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Subsidiary Pledgor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Subsidiary Pledgor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Pledgor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

      SECTION 26. Additional Pledgors. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into this Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Reimbursement Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Subsidiary Pledgor hereunder with the same force and effect as if originally named as a Subsidiary Pledgor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     MEMC ELECTRONIC MATERIALS, INC.

                                     By
                                       -----------------------------
                                     Name:  James M. Stolze
                                     Title: Executive Vice President,
                                            Chief Financial Officer

                                     By
                                       -----------------------------
                                     Name:  Kenneth L. Young
                                     Title: Treasurer

                                     EACH OF THE OTHER SUBSIDIARIES LISTED ON
                                     SCHEDULE I HERETO,

                                     By
                                       -----------------------------
                                     Name:  Kenneth L. Young, in his capacity as
                                            Treasurer for each of the other
                                            Subsidiaries listed on Schedule I
                                            hereto

                                     CITICORP USA, INC., as Collateral Agent

                                     By
                                       -----------------------------
                                     Name:  Edward T. Crook
                                     Title: Managing Director and Vice
                                            President

                                                               Schedule I to the
                                                            Amended and Restated
                                                                Pledge Agreement

                               SUBSIDIARY PLEDGORS

          Name                                                    Address
          ----                                                    -------

      1.
      2.
      3.
      4.
      5.
      6.

                                                              Schedule II to the
                                                            Amended and Restated
                                                                Pledge Agreement



                     CAPITAL STOCK OR OTHER EQUITY INTERESTS

                                                 Number and           Percentage
                                                 Class of             Of
                                                 Shares               Shares
                                                 or Other             or Other
             Number of         Registered        Equity               Equity
Issuer       Certificate       Owner             Interests            Interests
------       -----------       -----             ---------            ---------





                                 DEBT SECURITIES

                  Principal
Issuer            Amount              Date of Note        Maturity Date
------            ------              ------------        -------------

                                                                  Annex 1 to the
                                                            Amended and Restated
                                                                Pledge Agreement

                         SUPPLEMENT NO. [ ] dated as of [ ] to The Amended and
                    Restated Pledge Agreement dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation "Borrower"), each subsidiary of Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Pledgor"and collectively, the "Subsidiary Pledgors"; the Borrower and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Amended and Restated Security Agreement).

         A. Reference is made to (a) the Reimbursement Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among the Borrower, the Fund Guarantors and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") and (b) the Amended and Restated Guarantee Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Guarantee Agreement") among the Subsidiary Pledgors and the Collateral Agent.

         B. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Reimbursement Agreement.

         C. The Pledgors have entered into the Amended and Restated Pledge Agreement in order to induce the Fund Guarantors to guarantee the Borrower's obligations under the Revolving Credit Agreement. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into the Amended and Restated Pledge Agreement as a Subsidiary Pledgor upon becoming a Subsidiary Reimbursement Party. Section 26 of the Amended and Restated Pledge Agreement provides that such Subsidiaries may become Subsidiary Pledgors under the Amended and Restated Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Reimbursement Agreement to become a Subsidiary Pledgor under the Amended and Restated Pledge Agreement in order to induce the Fund Guarantors to make additional guarantees and as consideration for the guarantees previously made.

         Accordingly, the Collateral Agent and the New Pledgor agree as follows:

         SECTION 1. In accordance with Section 26 of the Amended and Restated Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Amended and Restated Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Amended and Restated Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Reimbursement Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Pledgor's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Subsidiary Pledgor" or a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Pledgor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Pledgor hereby represents and warrants that set forth on Schedule I attached hereto is a true and correct schedule of all its Pledged Securities.

         SECTION 5. Except as expressly supplemented hereby, the Amended and Restated Pledge Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Amended and Restated Pledge Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 15 of the Amended and Restated Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto, below, with a copy to the Borrower.

         SECTION 9. The New Pledgor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Pledgor and the Collateral Agent have duly executed this Supplement to the Amended and Restated Pledge Agreement as of the day and year first above written.

                                     [NAME OF NEW PLEDGOR],


                                     By
                                       ----------------------------------
                                       Name:
                                       Title:
                                       Address:

                                     CITICORP USA, INC., as Collateral Agent,

                                     By
                                       ----------------------------------
                                       Name:
                                       Title:

                                                                   Schedule I to
                                                              Supplement No. [ ]
                                                     to the Amended and Restated
                                                                Pledge Agreement

                      Pledged Securities of the New Pledgor

                     CAPITAL STOCK OR OTHER EQUITY INTERESTS

                                                     Number and       Percentage
                                                     Class of         of
                                                     Shares           Shares
                                                     or Other         or Other
                Number of           Registered       Equity           Equity
Issuer          Certificate         Owner            Interests        Interests
------          -----------         -----            ---------        ---------





                                 DEBT SECURITIES

                        Principal
Issuer                  Amount         Date of Note           Maturity Date
------                  ------         ------------           -------------

                                                                       Exhibit D

                     AMENDED AND RESTATED SECURITY AGREEMENT

                  THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Agreement"), dated as of December 21, 2001, is made among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), each subsidiary of the Borrower listed on Schedule I hereto (each such subsidiary individually a "Subsidiary" or "Guarantor" and, collectively, the "Subsidiaries" or "Guarantors"; and the Guarantors and Borrower are referred to collectively herein as the "Grantors") and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein). Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Reimbursement Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Grantors and the Collateral Agent are parties to that certain security agreement, dated as of November 13, 2001, pursuant to which the Grantors agreed to grant to the Collateral Agent a security interest in the Collateral to secure the Borrower's obligations under a revolving credit agreement, dated as of November 13, 2001, among the Borrower, the lenders party thereto, and Citicorp USA, Inc., as administrative agent and collateral agent.

                  WHEREAS, the Borrower, contemporaneously herewith, is entering into the Revolving Credit Agreement, dated as of December 21, 2001(as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Revolving Credit Agreement"), with the lenders party thereto (the "Lenders") and Citicorp USA, Inc. as administrative agent (in such capacity, the "Administrative Agent"), pursuant to which the Lenders will provide the Borrower with a revolving credit facility in an initial aggregate amount not to exceed U.S. $150,000,000;

                  WHEREAS, contemporaneously herewith, the TPG Guarantor is entering into the TPG Guaranty, the TCW Guarantors are entering into the TCW Guaranty and the GEI Guarantors are entering into the GEI Guaranty (together with the TPG Guaranty and the TCW Guaranty, the "Guaranty") each dated as of December 21, 2001 with the Administrative Agent, pursuant to which the Fund Guarantors will guarantee the obligations of the Borrower under the Revolving Credit Agreement;

                  WHEREAS, the Borrower is, contemporaneously herewith, entering into a Reimbursement Agreement, dated as of December 21, 2001 (as such agreement may be further amended, restated, modified or supplemented at any time and from time to time hereafter, the "Reimbursement Agreement"), with the Fund Guarantors and the Collateral Agent, pursuant to which the Borrower agrees to reimburse the Fund Guarantors for any and all payments made by the Fund Guarantors under the Guaranty; and

                  WHEREAS, to induce the Fund Guarantors to enter into the Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, (a) each of the Grantors agrees to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interests (as defined herein) in the Collateral to secure the obligations of the Borrower under the Reimbursement Agreement, and (b) each of the Guarantors agrees to guarantee, pursuant to the Amended and Restated Guarantee Agreement, dated as of December 21, 2001, among the Guarantors and the Collateral Agent, the obligations of the Borrower under the Reimbursement Agreement;

                  NOW, THEREFORE, in consideration of the benefits accruing to the Grantors, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  GRANT OF SECURITY INTEREST

                  The Borrower has agreed, on the terms specified in the Reimbursement Agreement, to reimburse the Fund Guarantors for any and all amounts paid by the Fund Guarantors under the Guaranty. Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Reimbursement Agreement. The willingness of the Fund Guarantors to deliver the Guaranty is conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) all Guarantee Amounts (as defined in the Reimbursement Agreement) and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) thereon, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Reimbursement Parties to the Secured Parties under the Reimbursement Agreement and the other Reimbursement Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Reimbursement Parties under or pursuant to the Reimbursement Agreement and the other Reimbursement Documents, (c) unless otherwise agreed to in writing by the applicable Fund Guarantor thereto, the due and punctual payment and performance of all obligations of the Borrower or any other Reimbursement Party, monetary or otherwise, under each Hedging Agreement entered into with a counterparty that was a Fund Guarantor (or an Affiliate of a Fund Guarantor) at the time such Hedging Agreement was entered into and (d) the due and punctual payment and performance of all obligations in respect of overdrafts and related liabilities owed to the Collateral Agent or any of its Affiliates and arising from treasury, depositary and cash management services in connection with any automated clearing house transfers of funds (all the monetary and other obligations described in the preceding clauses (a) through (d) being collectively called the "Reimbursement Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby further agree as follows:

                                    ARTICLE I

                                   Definitions

         SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" means all "accounts" (as defined in UCC) of any Grantor and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Chattel Paper" has the meaning assigned to such term in the UCC.

         "Collateral" means all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property (h) Chattel Paper, (i) Instruments, (j) Deposit Accounts and (k) Proceeds.

         "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" means (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Deposit Accounts" has the meaning assigned to such term in the UCC.

         "Documents" means all instruments, promissory notes, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

         "Equipment" means "equipment" (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

         "Financial Asset" means (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset means either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" means all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Instrument" has the meaning assigned to such term in the UCC.

         "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Inventory" means "inventory" (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on
Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" means a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of the Borrower.

         "Proceeds" means "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and shall include , (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Reimbursement Agreement" has the meaning set forth in the recitals hereof.

         "Reimbursement Obligations" has the meaning assigned to such term in the preliminary statement of this Agreement.

         "Revolving Credit Agreement" has the meaning set forth in the recitals hereof.

         "Secured Parties" means (a) the Fund Guarantors, (b) the Collateral Agent, (c) each counterparty to a Hedging Agreement entered into with the Borrower or any Reimbursement Party if such counterparty was a Fund Guarantor (or an Affiliate of a Fund Guarantor) at the time the Hedging Agreement was entered into, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Reimbursement Document and (e) the successors and assigns of each of the foregoing.

         "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

         "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" has the meaning assigned to such term in Section 2.01.

         "Securities Intermediary" means (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Texas Instruments Agreements" means the Shareholders' Agreement dated as of May 16, 1995, by and between Texas Instruments Incorporated and the Borrower, as amended; Technology Transfer Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, the Borrower and MEMC Southwest Inc.; Texas Instruments Incorporated Purchase Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, MEMC Southwest Inc. and the Borrower, as amended; Master Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Chemical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Information Systems and Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Telephone Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Medical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Purchasing and Inventory Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Environmental, Health and Safety Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Borrower; Agreement Regarding Health & Dental Administrative Expenses dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Borrower.

         "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the state of New York.

         SECTION 1.02. Rules of Interpretation. The rules of interpretation specified in Section 1.01 of the Reimbursement Agreement shall be applicable to this Agreement.


                                   ARTICLE II

                                Security Interest

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Reimbursement Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"), provided that the Security Interest shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation, (iii) the Texas Instruments Agreements, or (iv) any General Intangible that is, by its terms, not assignable, so long as the failure of the Grantors to maintain such General Intangible would not result in a Material Adverse Effect. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                   ARTICLE III

                         Representations and Warranties

         The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. The Security Interest granted hereby is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Borrower and MEMC Pasadena.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Appropriately completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Reimbursement Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss.261 or 15 U.S.C. ss.1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss.205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

                                   ARTICLE IV

                                    Covenants

          SECTION 4.01. Changes with respect to Collateral. Each of the Grantors shall promptly notify the Collateral Agent in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or (v) in its organization identification number or its Federal Taxpayer Identification Number. None of the Grantors shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral (subject only to Liens expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement). Each Grantor shall promptly notify the Collateral Agent if any material portion of the Collateral owned or held by or on behalf of such Grantor is damaged or destroyed.

         SECTION 4.02. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

         SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Revolving Credit Agreement.

         SECTION 4.04. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         SECTION 4.05. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party in accordance with and subject to the provisions set forth in Section 8.12 of the Reimbursement Agreement.

         SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Revolving Credit Agreement, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Reimbursement Agreement or this Agreement and such failure shall continue beyond any applicable notice and cure period, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Reimbursement Documents.

         SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         SECTION 4.08. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance, provided that such indemnity shall not be available, as to the Collateral Agent and the Secured Parties, to the extent that such liability resulted from the gross negligence or willful misconduct of the Collateral Agent or a Secured Party.

         SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Revolving Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold or consigned in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Reimbursement Agreement or any other Reimbursement Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, which consent shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

         SECTION 4.11. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.08 of the Reimbursement Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, but is under no obligation to, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Reimbursement Obligations secured hereby.

         SECTION 4.12. Legend. If any Accounts Receivable of any Grantor are evidenced by Chattel Paper, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.13. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark, to the extent permitted by existing technology, any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any such Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly thereafter informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as are necessary or as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                    ARTICLE V

                                Power of Attorney

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Reimbursement Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Reimbursement Document, by law or otherwise.

                                   ARTICLE VI

                                    Remedies

         SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Reimbursement Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Reimbursement Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and reasonable expenses incurred by the Collateral Agent (in its capacity as such hereunder or under any other Reimbursement Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Reimbursement Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Reimbursement Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Reimbursement Document;

                  SECOND, to the payment in full of the Reimbursement Obligations and the Revolving Credit Obligations in accordance with
         Section 5.04 of the Intercreditor Agreement (the amounts so applied to be distributed among the secured parties pro rata in accordance with the amounts of the Reimbursement Obligations and/or Revolving Credit Obligations owed to them on the date of any such distribution);

                  THIRD, to the payment in full of the Indenture Obligations outstanding; and

                  FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

                                   ARTICLE VII

                                  Miscellaneous

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 8.03 of the Reimbursement Agreement. All communications and notices hereunder to any Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

         SECTION 7.02. Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, all rights, obligations and remedies of the Collateral Agent set forth in this Agreement and any other Security Documents shall be subject to the provisions set forth in the Intercreditor Agreement

         SECTION 7.03. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Reimbursement Agreement, any other Reimbursement Document, any agreement with respect to any of the Reimbursement Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Reimbursement Obligations, or any other amendment or waiver of or any consent to any departure from the Reimbursement Agreement, any other Reimbursement Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Reimbursement Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Reimbursement Obligations or this Agreement.

         SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the making of the Guaranty by the Fund Guarantors, and the execution and delivery to the Fund Guarantors of any agreements, notes, instruments or documents evidencing such Guaranty, regardless of any investigation made by the Fund Guarantors or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.05. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Reimbursement Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.06. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.07. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

         (b) Without limitation of its indemnification obligations under the other Reimbursement Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

         (c) Any such amounts payable as provided hereunder shall be additional Reimbursement Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Reimbursement Document, the consummation of the transactions contemplated hereby, the repayment of any of the Guarantee Amounts, the invalidity or unenforceability of any term or provision of this Agreement or any other Reimbursement Document, or any investigation made by or on behalf of the Collateral Agent or any Fund Guarantors. All amounts due under this Section 7.07 shall be payable on written demand therefor.

         SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the Fund Guarantors under the other Reimbursement Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Reimbursement Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 8.09 of the Reimbursement Agreement.

         SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER REIMBURSEMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER REIMBURSEMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

         SECTION 7.11. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

         SECTION 7.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.05), and shall become effective as provided in Section 7.05. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.14. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.15. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Fund Guarantor may otherwise have to bring any action or proceeding relating to this Agreement or the other Reimbursement Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Reimbursement Documents in any New York State or Federal court. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.16. Termination. This Agreement and the Security Interest shall terminate when all the Reimbursement Obligations have been indefeasibly paid in full and the Fund Guarantors have no further obligations under the Guaranty, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.16 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Subsidiary pursuant to a transaction permitted under the Reimbursement Documents, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

         SECTION 7.17. Additional Grantors. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into this Agreement as a Grantor upon becoming a Subsidiary Reimbursement Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     MEMC ELECTRONIC MATERIALS, INC.

                                     By
                                        ------------------------------
                                     Name:  James M. Stolze
                                     Title: Executive Vice President,
                                            Chief Financial Officer

                                     By
                                        ------------------------------
                                     Name:  Kenneth L. Young
                                     Title: Treasurer

                                     EACH OF THE OTHER GUARANTORS LISTED ON
                                     SCHEDULE I HERETO,

                                     By
                                       ------------------------------
                                     Name: Kenneth L. Young, in his capacity as
                                           Treasurer for each of the other
                                           Guarantors listed on Schedule I
                                           hereto

                                     CITICORP USA, INC., as Collateral Agent

                                     By
                                       ------------------------------
                                     Name:
                                     Title:

                                                               Schedule I to the
                                                            Amended and Restated
                                                              Security Agreement

                                   GUARANTORS

                                                              Schedule II to the
                                                            Amended and Restated
                                                              Security Agreement

                                   COPYRIGHTS

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DOCKET                   DESCRIPTION              MW#
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

                                                             Schedule III to the
                                                            Amended and Restated
                                                              Security Agreement

                                    LICENSES

                           TITLE OF AGREEMENT OR ITEM            EFFECTIVE DATE
                           --------------------------            --------------

                                                              Schedule IV to the
                                                            Amended and Restated
                                                              Security Agreement

                                     PATENTS

--------------------------------------------------------------------------------
DOCKET #                      TITLE                            FIRST INVENTOR
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

                                                               Schedule V to the
                                                            Amended and Restated
                                                              Security Agreement

                                   TRADEMARKS

--------------------------------------------------------------------------------
TRADEMARK                        COUNTRIES                   STATUS
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

                                                                  Annex 1 to the
                                                            Amended and Restated
                                                              Security Agreement

                                    [Form of]

                             PERFECTION CERTIFICATE

         Reference is made to (a) the Reimbursement Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement"), among MEMC ELECTRONIC MATERIALS, INC. (the "Borrower"), the Fund Guarantors and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent"), and (b) the Amended and Restated Security Agreement, dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Security Agreement") among the Grantors and the Collateral Agent. Capitalized terms used herein but not defined herein having the respective meanings set forth in the Reimbursement Agreement and the Amended and Restated Security Agreement.

         The undersigned, a Financial Officer of Borrower, hereby certify to the Collateral Agent and each other Secured Party as follows:

         1. Names. (a) The exact corporate name and jurisdiction of organization of each Grantor, as such name appears in its respective certificate of incorporation, is as follows:


         (b) Set forth below is each other corporate name each Grantor has had in the past five years, together with the date of the relevant change:

         (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

         (e) Set forth below is the Federal Taxpayer Identification Number of each Grantor:


         2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor                Mailing Address                County               State
-------                ---------------                ------               -----

         (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable, Instruments and Documents (with each location at which Chattel Paper, if any, is kept being indicated by an "*"):
Grantor                Mailing Address                County               State
-------                ---------------                ------               -----

         (c) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a) or (b) above:

Grantor                Mailing Address                County               State
-------                ---------------                ------               -----

         (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Collateral not identified above:

Grantor                Mailing Address                County               State
-------                ---------------                ------               -----

         (e) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

Grantor                Mailing Address                County               State
-------                ---------------                ------               -----

         3. Unusual Transactions. All Accounts Receivable have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

         4. UCC Filings. Financing statements in substantially the form of
Schedule 4 hereto have been prepared for filing in the UCC filing office in each jurisdiction where a Grantor is organized as identified in Section 1 hereof and where any Collateral constituting fixtures is located as identified in Section 2 hereof.

         5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the ilings described in Section 4 above, each filing and the filing office in which such filing is to be made.

         6. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid or provided for.

         7. Stock Ownership. Attached hereto as Schedule 7 is a true and correct list of all the duly authorized, issued and outstanding Equity Interests of each Subsidiary (including the Borrower) and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 7 is each Equity Interest of the Borrower and each Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

         8. Notes. Attached hereto as Schedule 8 is a true and correct list of all notes held by the Borrower and each Subsidiary and all intercompany notes between the Borrower and each Subsidiary and between each Subsidiary and each other such Subsidiary.

         9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or to any other Subsidiary, which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Collateral Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary.

         10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting forth, with respect to each Mortgaged Property, (i) the exact corporate name of the entity that owns such property as such name appears in its certificate of formation, (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (iii) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Collateral Agent to obtain a perfected security interest therein.

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this [ ]th day of December, 2001.

                                      MEMC ELECTRONIC MATERIALS, INC.

                                      By
                                        ------------------------------
                                      Name:  James M. Stolze
                                      Title: Executive Vice President,
                                             Chief Financial Officer

                                                                  Annex 3 to the
                                                            Amended and Restated
                                                              Security Agreement

                    SUPPLEMENT NO. [ ] dated as of [ ], to the Amended and
               Restated Security Agreement dated as of December 21, 2001, among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Borrower"), each subsidiary of Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary" or a "Guarantor" and, collectively, the "Subsidiaries" or "Guarantors"; the Guarantors and the Borrower are referred to collectively herein as the "Grantors") and CITICORP USA, INC. as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

         A. Reference is made to (a) the Reimbursement Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time) among the Borrower, the Fund Guarantors and CITICORP USA, INC., as collateral agent (in such capacity, the "Collateral Agent") and (b) the Amended and Restated Guarantee Agreement dated as of December 21, 2001 (as amended, supplemented or otherwise modified from time to time, the "Amended and Restated Guarantee Agreement"), among the Guarantors and the Collateral Agent.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated Security Agreement and the Reimbursement Agreement.

         C. The Grantors have entered into the Amended and Restated Security Agreement in order to induce the Fund Guarantors to guarantee the Borrower's obligations under the Revolving Credit Agreement. Pursuant to Section 5.10 of the Reimbursement Agreement, each Subsidiary Reimbursement Party that was not in existence or not a Subsidiary Reimbursement Party on the date of the Reimbursement Agreement is required to enter into this Agreement as a Grantor upon becoming a Subsidiary Reimbursement Party. Section 7.17 of the Amended and Restated Security Agreement provides that such Subsidiaries may become Grantors under the Amended and Restated Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Grantor") is executing this Supplement in accordance with the requirements of the Reimbursement Agreement to become a Grantor under the Amended and Restated Security Agreement in order to induce the Fund Guarantors to make additional guarantees and as consideration for guarantees previously made.

         Accordingly, the Collateral Agent and the New Grantor agree as follows:

         SECTION 1. In accordance with Section 7.17 of the Amended and Restated Security Agreement, the New Grantor by its signature below becomes a Grantor under the Amended and Restated Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Amended and Restated Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof except to the extent a representation and warranty expressly relates solely to a specific date in which case such representation and warranty shall be true and correct on such date. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Reimbursement Obligations (as defined in the Amended and Restated Security Agreement), does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral of the New Grantor. Each reference to a "Grantor" in the Amended and Restated Security Agreement shall be deemed to include the New Grantor. The Amended and Restated Security Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct statement of the exact corporate name and jurisdiction of organization of the New Grantor and a true and correct schedule of the location of any and all Collateral of the New Grantor and (b) set forth under its signature hereto, is the true and correct location of the chief executive office of the New Grantor.

         SECTION 5. Except as expressly supplemented hereby, the Amended and Restated Security Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Amended and Restated Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Amended and Restated Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

         SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Amended and Restated Security Agreement as of the day and year first above written.

                                     [NAME OF NEW GUARANTOR],


                                     By
                                       -------------------------------
                                       Name:
                                       Title:

                                     CITICORP USA, INC., as Collateral Agent

                                      By
                                       -------------------------------
                                       Name:
                                       Title:

                                                                      Schedule I
                                                           to Supplement No. [ ]
                                                     to the Amended and Restated
                                                              Security Agreement

                             LOCATION OF COLLATERAL

      Description                                            Location
      -----------                                            --------